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                                                                     EXHIBIT 4.5

                         LEXINGTON PRECISION CORPORATION

No.                                                           CUSIP: 529529 AE 9

Lexington Precision promises to pay to

or registered assigns
the principal sum of                                   Dollars on August 1, 2009

12% Senior Subordinated Notes due August 1, 2009

Interest Payment Dates:   February 1, May 1, August 1, and November 1
Record Dates:             January 15, April 15, July 15, and October 15

                                                Dated: December __, 2003

Reference is hereby made to the further provisions of this Note as attached hereto which provisions shall have the same effect as if set forth at this place.

WILMINGTON TRUST COMPANY,                      LEXINGTON PRECISION CORPORATION
as Trustee,
      certifies that this is one
      of the Securities referred
      to in the Indenture.

By _________________________                   By:______________________________
      Authorized Signatory                     Title:
                                                           - and -

                                               By:______________________________
                                               Title:

                                               (Seal)

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         [The following legend is to be inserted only in the Note to be issued to Cede & Co.:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXINGTON PRECISION CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         LEXINGTON PRECISION CORPORATION

                 12% Senior Subordinated Note due August 1, 2009

         THIS NOTE, AND THE WARRANT ATTACHED HERETO, SHALL CONSTITUTE A UNIT. THIS NOTE WILL NOT BE DETACHABLE FROM THE WARRANT UNTIL AUGUST 1, 2005, AND THIS NOTE AND THE WARRANT WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THIS NOTE IS REDEEMED BY THE COMPANY PURSUANT TO
         SECTION 5 HEREOF PRIOR TO AUGUST 1, 2005, THE ATTACHED WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 HEREOF.

1.       Interest.

                  LEXINGTON PRECISION CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate of 12% per annum for the period from December __, 2003, through the date this Note is paid in full.

                  The Company will pay interest quarterly on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2004. Interest on the Notes will accrue from the date of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate per annum then in effect on the Notes, as set forth in the preceding paragraph; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

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2.       Method of Payment.

                  The Company will pay interest on the Notes (except Defaulted Interest) to the persons who are registered holders of Notes ("Noteholders" or "Holders") at the close of business on the January 15, April 15, July 15 or October 15 immediately preceding the next interest payment date, except for the first interest payment which will be made to persons who are Holders at the time of original issuance of Notes under the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail checks for interest to a Holder's registered address.

3.       Paying Agent, Registrar.

                  Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                  The Company issued the Notes under an Indenture dated as of [the date the Exchange Offer is consummated], (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company, limited in aggregate principal amount as provided in the Indenture. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

5.       Optional Redemption.

                  The Notes are subject to redemption, as a whole or from time to time in part, at any time (subject to the provisions of the Indenture), at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a redemption price of 100% of principal amount, together with accrued interest to the redemption date.

6.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. The selection of Notes for any redemption will be made by the Trustee pursuant to the terms of the Indenture. If less than all the Notes are to be redeemed, Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

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7.       Subordination.

                  The Notes are subordinated in right of payment to Senior Debt, (as defined in the Indenture). Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable even if overdue (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local or other taxes owed or owing by the Company, (d) any Indebtedness, guarantee or obligation which is contractually subordinate or junior in right and priority of payment to the Securities, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock or Exchangeable Stock, and (f) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to the subordination and authorizes the Trustee to give it effect.

8.       Denominations, Transfer, Exchange.

                  (a) The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 except to the extent of fractional Notes outstanding as a result of the Recapitalization of the Indenture or to the extent necessary to effect transfers in whole of such fractional Notes or to issue Notes upon redemption or upon the completion of an Asset Sale Offer or a Change of Control Offer (as such terms are defined in the Indenture). A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note (or portion of a Note in an integral multiple of $1,000) selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (b) Prior to August 1, 2005, this Note shall only be transferable as a Unit, together with the Warrant issued to the Holder hereof, in connection with an exchange offer made pursuant to the Company's Amended Offering Circular dated March 7, 2003, as amended on September 18, 2003, and as otherwise extended, amended or supplemented.

9.       Persons Deemed Owners.

                  The registered Holder of a Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money.

                  If money held by the Trustee or the Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an applicable escheat or abandoned or unclaimed property law designates another person.

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11.      Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Noteholder, the Company may amend or supplement the Indenture, to provide for assumption of the Company's obligations hereunder in connection with a merger, consolidation, or transfer of assets as permitted by the Indenture or the Notes, to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Noteholder.

12.      Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture (and in accordance with the terms of the Indenture), the predecessor corporation will be released from those obligations.

13.      Defaults and Remedies.

                  An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on them, upon maturity, redemption or otherwise; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Notes; the occurrence of an event which permits the acceleration of the maturity of any Indebtedness in excess of $250,000; judgment for the payment for more than $250,000 rendered against the Company or any Subsidiary and not discharged within 60 days after such judgment becomes final and non-appealable; and certain events of bankruptcy or insolvency. If an Event of Default (other than an Event of Default as the result of certain events of bankruptcy and insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. If an Event of Default occurs as the result of certain events of bankruptcy and insolvency, all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.      Sales of Assets.

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Asset Sale Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture within 270 days following the consummation of an Asset Sale (as defined in the Indenture) (or in the case of Net

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Available Cash (as defined in the Indenture) from the conversion of securities, within 270 days after the receipt of such cash).

15.      Change of Control.

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Change of Control Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture in the event of a Change of Control (as defined in the Indenture).

16.      Trustee Dealings with Company.

                  Subject to the provisions of the Act and regulations promulgated thereunder, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

17.      No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.      Authentication.

                  This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenant with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      Inspection of Indenture and Requests for Copies.

                  Holders may inspect the Indenture at the principal executive office of the Company.

                  The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Lexington Precision Corporation
                           767 Third AVE
                           New York, NY 10017-2023
                           Attention: President

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                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

                         ______________________________

                         ______________________________
                            (Insert assignee's social
                           security or tax ID number)

                         ______________________________

                         ______________________________

                         ______________________________

                         ______________________________
                            (Print or type assignee's
                           name, address and zip code)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: Your signature:___________________________________________________________
                          (Sign exactly as your name appears on the
                                  other side of this Note)

Signature Guarantee:____________________________________________________________

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                       OPTION OF HOLDER TO ELECT PURCHASE

If you the holder want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box:

                                        [ ]

If you want to elect to have only part of this Note purchased by the Company, state the amount: $____.*

                  *As set forth in the Indenture, any purchase pursuant to
Section 4.07 is subject to proration in the event the offer is oversubscribed.

Date: __________________   Your Signature: _____________________________________
                                            (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:____________________________________________________________